UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2014
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2125 O'Nel Drive
San Jose, CA    95131
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On July 24, 2014, 8x8, Inc. (the "Company") held its annual meeting of stockholders at which stockholders voted on and approved each of the following proposals:

  Proposal 1. Election of Guy L. Hecker, Jr., Vikram Verma, Bryan R. Martin, Eric Salzman, Ian Potter, Jaswinder Pal Singh, and Vladimir Jacimovic to serve as directors until the next annual meeting of stockholders.

  Proposal 2. Ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2015.

  Proposal 3. To approve the amendment and restatement of the Company's 2012 Equity Incentive Plan to increase the number of shares currently reserved for issuance thereunder by adding to the share reserve an additional 6,800,000 shares.

  Proposal 4. Non-binding, advisory vote on executive compensation.

Final voting results were as follows:

  Proposal 1 - Election of Directors.
	For	Withheld	Broker Non-Vote
Guy L. Hecker, Jr.	49,859,453	2,446,866	26,836,599
Vikram Verma	50,567,914	1,738,405	26,836,599
Bryan R. Martin	50,601,866	1,704,453	26,836,599
Eric Salzman	50,233,394	2,072,925	26,836,599
Ian Potter	50,386,889	1,919,430	26,836,599
Jaswinder Pal Singh	50,745,469	1,560,850	26,836,599
Vladimir Jacimovic	50,642,388	1,663,931	26,836,599

  Proposal 2 - Ratification of Independent Registered Public Accounting Firm.
For	Against	Abstain	Broker Non-Vote
77,965,706	463,789	713,423	--

  Proposal 3 - Increase the Number of Shares of Common Stock Reserved for Issuance under the 2012 Equity Incentive Plan.
For	Against	Abstain	Broker Non-Vote
41,090,038	10,954,870	261,411	26,836,599

  Proposal 4 - Non-binding, advisory vote on executive compensation.
For	Against	Abstain	Broker Non-Vote
49,834,898	2,196,648	274,773	26,836,599

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2014

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer and Secretary

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